Exhibit 99.1
NEWS RELEASE
For more information contact:
FEI Company
Fletcher Chamberlin
Treasurer & Communications Director
(503) 726-7710
fletcher.chamberlin@fei.com
FEI Reports Record Bookings and Revenue for the Fourth Quarter and Full Year 2012
Q4 Revenue of $230.9 million; Q4 Bookings of $230.5 million
Full-year 2012 Revenue Up 8%; Full-year Bookings Up 13%
Q4 Diluted GAAP EPS of $0.72
HILLSBORO, Ore., February 6, 2013 - FEI Company (NASDAQ: FEIC) reported record bookings and revenue for 2012 and for the fourth quarter. Fourth quarter revenue of $230.9 million was up 8% compared to $213.0 million in the fourth quarter of 2011 and up 4% from $221.8 million in the third quarter of 2012.
The gross margin in the fourth quarter was 47.2%, compared with 44.4% in the fourth quarter of 2011 and 47.0% the third quarter of 2012.
The comparison between the fourth quarter of 2011 and 2012 of earnings per share computed on the basis of accounting principles generally accepted in the United States (“GAAP”) was affected by several items, as detailed below and in the attached table. Compared with the fourth quarter of 2011, GAAP earnings per share were unchanged, while non-GAAP earnings per share were up 22%.
GAAP net income for the fourth quarter was $29.8 million or $0.72 per diluted share, similar to the $29.1 million or $0.72 per diluted share in the fourth quarter of 2011 and $29.2 million or $0.71 per diluted share in the third quarter of 2012. Non-GAAP net income was $31.9 million or $0.77 per diluted share in the fourth quarter of 2012, compared with non-GAAP net income of $25.4 million or $0.63 per diluted share for the fourth quarter of 2011. Details of the items excluded for non-GAAP results and management's reasons for including this information are included below.
For the fourth quarter of 2012, net bookings were $230.5 million, an increase of 13% from net bookings of $203.6 million in the fourth quarter of 2011 and an increase of 3% from $223.3 million in the third quarter of 2012. The backlog at the end of the quarter was $424.8 million.
“A good fourth quarter completed another good year for FEI,” commented Don Kania, president and CEO. “2012 revenue grew by 8%. Gross margin increased another 210 basis points. We increased investment in R&D for growth, and cash flow from operating activities was again strong. We continued our evolution toward providing applications solutions to a range of markets and added key acquisitions that match our growth strategy. As we look to 2013, based on our view of the markets we serve, we forecast revenue growth to be in the 5% to 9% range compared with 2012.”
The fourth quarter of 2012 included restructuring charges of $2.9 million, as previously announced. The fourth quarter of 2011 included a net tax benefit of $7.8 million, which included a cumulative benefit of $12.4 million due to the Netherlands Tax Authority's approval of FEI's use of the “Innovation Box” for a portion of its Dutch taxable income. Also in the fourth quarter of 2011, the company incurred charges to operating expenses of $5.3 million related to certain patent litigation matters, a $2.1 million charge for early termination of a manufacturing contract, and $1.4 million for impairment of an intangible asset. After adjusting for 1) the restructuring charges in 2012, 2) the tax benefit in 2011 and 3) the previously mentioned operating expense charges in 2011, and applying an appropriate tax rate, the result is non-GAAP net income of $31.9 million or $0.77 per diluted share in the fourth quarter of 2012, compared with non-GAAP net income of $25.4 million and diluted earnings per share of $0.63 for the fourth quarter of 2011. A reconciliation of these charges and benefits along with their impact on net income and earnings per share is included in a table attached to this press release, along with detailed GAAP statements of operations, balance sheets and additional supplementary information. Management's reasons for presenting non-GAAP information are outlined later in this release.

For the full year 2012, revenue was $891.7 million, an all-time record for the company and up 8% from $826.4 million in 2011. Bookings were $885.7 million, also a record, and were up 13% compared with 2011. Net income was $114.9 million or $2.80 per diluted share, compared with $103.6 million or $2.51 per diluted share for 2011. Gross margin for the year increased to 46.6% in 2012 from 44.5% in 2011.
Total cash, investments and restricted cash at the end of the quarter was $417.0 million, an increase of $57.2 million from the end of the third quarter. Total cash, investments and restricted cash decreased $39.1 million during the year, after investing $93.4 million for 3 acquisitions, payment of $15 million for a patent cross licensing agreement and initiating the company's first quarterly dividend in June 2012.
Guidance for Q1-2013
For the first quarter of 2013, revenue is expected to be in the range of $215 million to $225 million, and bookings are expected to be at least $225 million. GAAP earnings per share are expected to be in the range of $0.57 to $0.64, assuming an 18% effective tax rate. Included in the GAAP earnings per share guidance is $1.9 million, or $0.04 per share, in expected restructuring charges.
Non-GAAP Financial Measures
This press release provides financial measures for non-GAAP operating income, net income, diluted earnings per share and operating expenses that exclude certain costs related to restructuring charges, costs associated with settling certain patent litigation, costs related to early termination of a manufacturing contract, impairment of certain intangible assets and tax benefits associated with an agreement with Dutch tax authorities applicable to a portion of the company's income. Those financial measures are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management's and investor's ability to evaluate FEI's operating results in comparison to prior periods that included some of those items.
These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measure differently, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amounts included in or excluded from the non-GAAP financial measures. The company further compensates for the limitations of its use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures included with this press release.
Investor Conference Call -- 2:00 p.m. Pacific time, Wednesday, February 6, 2013
Parties interested in listening to FEI's quarterly conference call may do so by dialing 1-877-941-0844 (U.S., toll-free) or 1-480-629-9835 (international and toll), with the conference title: FEI Fourth Quarter Earnings Call, Conference ID 4589339. A telephone replay of the call will be available at 1-800-406-7325 (U.S., toll-free) or 1-303-590-3030 (international and toll) with the passcode: 4589339#. The call can also be accessed via the web by going to FEI's Investor Relations page at www.fei.com, where the webcast will also be archived.

Safe Harbor Statement
This news release contains forward-looking statements that include statements regarding new product introductions, applications development and overall growth, as well as our guidance for revenue, earnings per share and bookings for the first quarter of 2013 and our revenue and general outlook for 2013. Forward-looking statements may also be identified by words and phrases that refer to future expectations, such as “guidance”, “guiding”, “toward”, “plan”, “expect”, “expects”, “are expected”, “will”, “projecting” and other similar words and phrases. Factors that could affect these forward-looking statements include, but are not limited to, the global economic environment; lower than expected customer orders and potential weakness of the Materials Science, Electronics and Life Sciences market segments; potential reduced governmental spending due to budget constraints and uncertainty around global sovereign debt; potential disruption in the company's operations due to organization changes; limitations in our manufacturing capacity for certain products; problems in obtaining necessary product components in sufficient volumes on a timely basis from our supply chain; bankruptcy or insolvency of customers or suppliers; cyclical changes in the data storage and semiconductor industries, which are the major components of Electronics market revenue; fluctuations in foreign exchange, interest and tax rates; changes in tax rate and laws, accounting rules regarding taxes or agreements with tax authorities; the ongoing determination of the effectiveness of foreign exchange hedge transactions; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; the relative mix of higher-margin and lower-margin products; risks associated with building and shipping a high percentage of the company's quarterly revenue in the last month of the quarter; customer requests to defer planned shipments; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company's products and technology, including new products, to find acceptance with customers; inability to deploy products as expected or delays in shipping products due to technical problems or barriers; potential shipment or supply chain disruptions due to natural disasters or terrorist attacks; changes to or potential additional restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate future acquisitions successfully. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.
About FEI
FEI Company (Nasdaq: FEIC) is a leading supplier of scientific instruments for nanoscale applications and solutions in industry and science. With more than 60 years of technological innovation and leadership, FEI has set the performance standard in transmission electron microscopes (TEM), scanning electron microscopes (SEM) and DualBeams™, which combine a SEM with a focused ion beam (FIB). Headquartered in Hillsboro, Ore., USA, FEI has over 2,500 employees and sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

FEI Company and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2012	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$266,302	$261,892	$320,361
Short-term investments in marketable securities	79,532	37,914	16,213
Short-term restricted cash	14,522	5,993	22,564
Receivables, net	211,160	221,814	185,955
Inventories, net	192,540	196,504	182,010
Deferred tax assets	12,245	16,696	18,899
Other current assets	29,332	34,593	27,964
Total current assets	805,633	775,406	773,966
Non-current investments in marketable securities	29,179	31,840	53,341
Long-term restricted cash	27,425	22,165	43,669
Non-current inventories	65,116	66,366	57,575
Property plant and equipment, net	109,872	99,774	85,082
Intangible assets, net	51,499	52,416	6,938
Goodwill	131,320	129,667	58,053
Deferred tax assets	5,092	4,573	934
Other assets, net	9,087	9,185	10,351
TOTAL	$1,234,223	$1,191,392	$1,089,909
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$54,847	$57,945	$52,470
Accrued liabilities	59,273	58,855	67,386
Deferred revenue	74,736	69,722	72,730
Income taxes payable	1,343	8,355	11,260
Accrued restructuring, reorganization and relocation	2,692	—	2,213
Convertible debt	89,010	89,010	—
Other current liabilities	36,902	53,402	48,623
Total current liabilities	318,803	337,289	254,682
Convertible debt	—	—	89,011
Other liabilities	75,517	58,713	49,402
SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 38,478, 38,107 and 37,866 shares issued and outstanding at December 31, 2012, September 30, 2012 and December 31, 2011	516,907	507,912	493,698
Retained earnings	284,440	257,684	178,661
Accumulated other comprehensive income	38,556	29,794	24,455
Total shareholders’ equity	839,903	795,390	696,814
TOTAL	$1,234,223	$1,191,392	$1,089,909

FEI Company and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
NET SALES:
Products	$177,149	$172,359	$168,416	$691,496	$654,599
Service and components	53,797	49,426	44,574	200,242	171,827
Total net sales	230,946	221,785	212,990	891,738	826,426
COST OF SALES:
Products	87,560	86,333	89,496	347,224	344,575
Service and components	34,452	31,296	28,952	128,884	114,485
Total cost of sales	122,012	117,629	118,448	476,108	459,060
Gross margin	108,934	104,156	94,542	415,630	367,366
OPERATING EXPENSES:
Research and development	25,029	23,908	21,547	94,965	78,318
Selling, general and administrative	44,420	41,931	47,175	169,719	158,782
Restructuring, reorganization and relocation	2,859	—	2,100	2,859	3,215
Total operating expenses	72,308	65,839	70,822	267,543	240,315
OPERATING INCOME	36,626	38,317	23,720	148,087	127,051
OTHER INCOME (EXPENSE), NET	(2,509)	(1,712)	(2,470)	(7,539)	(4,186)
INCOME BEFORE TAXES	34,117	36,605	21,250	140,548	122,865
INCOME TAX EXPENSE (BENEFIT)	4,315	7,447	(7,838)	25,628	19,228
NET INCOME	$29,802	$29,158	$29,088	$114,920	$103,637
BASIC NET INCOME PER SHARE DATA	$0.78	$0.76	$0.77	$3.02	$2.70
DILUTED NET INCOME PER SHARE DATA	0.72	0.71	0.72	2.80	2.51
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	38,295	38,082	37,727	38,065	38,384
Diluted	41,897	41,771	41,293	41,728	42,047

FEI Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Thirteen Weeks Ended (1)			Year Ended (1)
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
NET SALES:
Products	76.7%	77.7%	79.1%	77.5%	79.2%
Service and components	23.3	22.3	20.9	22.5	20.8
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%
COST OF SALES:
Products	37.9%	38.9%	42.0%	38.9%	41.7%
Service and components	14.9	14.1	13.6	14.5	13.9
Total cost of sales	52.8%	53.0%	55.6%	53.4%	55.5%
GROSS MARGIN:
Products	50.6%	49.9%	46.9%	49.8%	47.4%
Service and components	36.0	36.7	35.0	35.6	33.4
Gross margin	47.2	47.0	44.4	46.6	44.5
OPERATING EXPENSES:
Research and development	10.8%	10.8%	10.1%	10.6%	9.5%
Selling, general and administrative	19.2	18.9	22.1	19.0	19.2
Restructuring, reorganization and relocation	1.2	—	1.0	0.3	0.4
Total operating expenses	31.3%	29.7%	33.3%	30.0%	29.1%
OPERATING INCOME	15.9%	17.3%	11.1%	16.6%	15.4%
OTHER INCOME (EXPENSE), NET	(1.1)%	(0.8)%	(1.2)%	(0.8)%	(0.5)%
INCOME BEFORE TAXES	14.8%	16.5%	10.0%	15.8%	14.9%
INCOME TAX EXPENSE (BENEFIT)	1.9%	3.4%	(3.7)%	2.9%	2.3%
NET INCOME	12.9%	13.1%	13.7%	12.9%	12.5%

(1)	Percentages may not add due to rounding.

FEI Company and Subsidiaries
Non-GAAP Income Statement
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	December 31, 2012	December 31, 2011
GAAP Operating Expenses	$72,308	$70,822
Adjustment for:
Restructuring and severance	(2,859)	—
Estimate for patent litigation settlement	—	(5,300)
Cost for early termination of a contract	—	(2,100)
Impairment of intangible assets	—	(1,434)
Non-GAAP Operating Expenses	$69,449	$61,988

GAAP Operating Income	$36,626	$23,720
Adjustment for:
Restructuring and severance	2,859	—
Estimate for patent litigation settlement	—	5,300
Cost for early termination of a contract	—	2,100
Impairment of intangible assets	—	1,434
Non-GAAP Operating Income	$39,485	$32,554

GAAP Net Income	$29,802	$29,088
Adjustment for:
Restructuring and severance, net of tax	2,144	—
Estimate for patent litigation settlement, net of tax	—	3,765
Cost for early termination of a contract, net of tax	—	1,492
Impairment of intangible assets, net of tax	—	1,019
Tax impact of "Dutch innovation box" (1)	—	(9,955)
Non-GAAP Net Income	$31,946	$25,409
	41,897	41,293
GAAP Diluted Earnings Per Share	$0.72	$0.72
Adjustment for:
Restructuring and severance, net of tax	0.05	—
Estimate for patent litigation settlement, net of tax	—	0.09
Cost for early termination of a contract, net of tax	—	0.04
Impairment of intangible assets, net of tax	—	0.02
Tax impact of "Dutch innovation box" (1)	—	(0.24)
Non-GAAP Diluted Earnings Per Share	$0.77	$0.63

(1) Adjustment to taxes to reflect impact of "Dutch innovation box" on earnings for periods before Q4 2011.

FEI Company and Subsidiaries
Supplemental Data Table
(Dollars in millions, except per share amounts)
(Unaudited)

	Q4 Ended December 31, 2012	Q3 Ended September 30, 2012	Q4 Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011
Income Statement Highlights
Consolidated sales	$230.9	$221.8	$213.0	$891.7	$826.4
Gross margin	47.2%	47.0%	44.4%	46.6%	44.5%
Stock compensation expense	$4.1	$3.4	$3.3	$14.2	$11.1
Net income	$29.8	$29.2	$29.1	$114.9	$103.6
Diluted net income per share	$0.72	$0.71	$0.72	$2.80	$2.51
Interest expense add back included in the calculation of diluted EPS	$0.5	$0.5	$0.5	$1.8	$1.8
Sales Highlights
Sales by Market Segment
Electronics	$56.8	$76.9	$54.8	$293.1	$259.7
Materials Science	101.5	72.3	91.8	315.5	292.1
Life Sciences	18.8	23.2	21.8	82.9	102.8
Service and Components	53.8	49.4	44.6	200.2	171.8
Sales by Geography
USA & Canada	$71.7	$75.6	$59.0	$291.7	$257.2
Europe	70.3	64.4	69.5	244.7	261.3
Asia-Pacific and Rest of World	88.9	81.8	84.5	355.3	307.9
Gross Margin by Market Segment
Electronics	52.6%	55.3%	53.7%	54.1%	52.8%
Materials Science	50.1	47.2	43.5	47.6	43.1
Life Sciences	47.1	40.4	44.0	42.9	45.8
Service and Components	36.0	36.7	35.0	35.6	33.4
Bookings and Backlog
Bookings - Total	$230.5	$223.3	$203.6	$885.7	$785.3
Book-to-bill Ratio	1.00	1.01	0.96	0.99	0.95
Backlog - Total	$424.8	$425.2	$430.7	$424.8	$430.7
Backlog - Service and Components	96.9	94.7	87.4	96.9	87.4
Bookings by Market Segment
Electronics	$50.1	$70.3	$72.5	$258.9	$253.4
Materials Science	98.3	89.2	71.5	330.6	266.9
Life Sciences	26.1	15.5	19.5	86.6	87.0
Service and Components	56.0	48.3	40.1	209.6	178.0
Bookings by Geography
USA & Canada	$78.4	$63.1	$48.6	$281.2	$216.8
Europe	83.7	82.1	51.6	268.8	239.6
Asia-Pacific and Rest of World	68.4	78.1	103.4	335.7	328.9
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$417.0	$359.8	$456.1	$417.0	$456.1
Operating cash generated (used)	$59.6	$16.2	$49.9	$85.0	$102.7
Accounts receivable	$211.2	$221.8	$186.0	$211.2	$186.0
Days sales outstanding (DSO)	83	91	80	83	80
Inventory turnover	1.9	1.8	2.0	1.9	2.0
Fixed asset investment	$7.4	$3.1	$4.7	$22.1	$13.8
Depreciation expense	$6.5	$5.8	$4.9	$22.8	$18.9
Working capital	$486.8	$438.1	$519.3	$486.8	$519.3
Headcount (permanent and temporary)	2,518	2,399	2,074	2,518	2,074
Euro average rate	1.295	1.250	1.351	1.287	1.393
Euro ending rate	1.321	1.293	1.294	1.321	1.294